UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 3, 2018

L Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 3, 2018, L Brands, Inc. (“L Brands” or the “Company”) issued a notice of redemption for the $500 million aggregate principal amount outstanding of its 8.500% senior notes due 2019 (the “2019 Notes”). The redemption date for the 2019 Notes will be February 2, 2018. The redemption price for the 2019 Notes will be calculated in accordance with the indenture governing the 2019 Notes and will be equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate, plus 50 basis points, plus accrued interest thereon to the redemption date. The Company expects to use the proceeds of the Senior Notes Offering (as defined below), together with cash on hand, to fund the redemption.

The foregoing does not constitute a notice of redemption for the 2019 Notes.

Item 8.01 Other Events.

On January 8, 2018, the Company announced and priced the public offering (the “Senior Notes Offering”) of $500 million aggregate principal amount of its 5.250% senior notes due 2028 (the “Senior Notes”). The Senior Notes are being offered pursuant to the prospectus supplement dated January 8, 2018, to the prospectus dated January 29, 2016, which forms part of the Company’s shelf registration statement on Form S-3 (File No. 333-209236) filed with the Securities and Exchange Commission on January 29, 2016. The Company intends to use the proceeds from the Senior Notes Offering, after the payment of fees and expenses, together with cash on hand, to fund the redemption of the 2019 Notes.

Copies of the press releases announcing (i) the Senior Notes Offering and (ii) the pricing of the Senior Notes Offering are filed herewith as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

99.1	Press Release dated January 8, 2018 announcing the Senior Notes Offering.

99.2	Press Release dated January 8, 2018 announcing the pricing of the Senior Notes Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L Brands, Inc.

Date: January 8, 2018	By:	/s/ STUART B. BURGDOERFER
Stuart B. Burgdoerfer
Executive Vice President and Chief Financial Officer